UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 14, 2014
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 14, 2014, Anworth Mortgage Asset Corporation (the “Company”) issued a press release announcing that its board of directors authorized the Company to acquire up to an additional 10,000,000 shares of its common stock through its share repurchase plan.  The press release also announced that the Company incorporated Anworth Properties, Inc., a Qualified REIT Subsidiary that is wholly-owned by the Company and will be the entity through which the Company may own REIT-qualified real estate assets such as: (1) other types of mortgage assets, from which the Company can receive interest income; and (2) real estate assets, from which the Company can receive rental income and potential price appreciation.  The Company also intends to incorporate a Taxable REIT Subsidiary that will also be wholly-owned by the Company and be the entity through which the Company may participate in various real estate-related activities which can earn profits that the Internal Revenue Service considers to be taxable income.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As discussed therein, the press releases contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press releases as well as in the Company’s other documents filed with the United States Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press Release dated March 14, 2014 announcing an increase in the number of shares available for repurchase under the Company’s share repurchase plan and the incorporation of Anworth Properties, Inc., a Qualified REIT Subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	March 20, 2014	By:	/s/	Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1

Press Release dated March 14, 2014 announcing an increase in the number of shares available for repurchase under the Company’s share repurchase plan and the incorporation of Anworth Properties, Inc., a Qualified REIT Subsidiary.